AGREEMENT AS TO JOINT FILING OF SCHEDULE 13D

      Each of the undersigned hereby affirms and agrees that this 13D is filed on his behalf.

Dated:   January 18, 2008

                                                     /s/ Gregory Rotman
                                                     ---------------------------
                                                     Gregory Rotman


                                                     /s/ Richard Rotman
                                                     ---------------------------
                                                     Richard Rotman